UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

PARSONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-07782	95-3232481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14291 Park Meadow Drive, Suite 100 Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 988-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 21, 2024, the Company entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell $700.0 million aggregate principal amount of its 2.625% Convertible Senior Notes due 2029 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were initially issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, pursuant to the Purchase Agreement, the Company granted the Initial Purchasers an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $100.0 million aggregate principal amount of Notes on the same terms and conditions. The Initial Purchasers exercised their option in full on February 22, 2024 and a total of $800.0 million aggregate principal amount of Notes were issued pursuant to the Purchase Agreement on February 26, 2024.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, among other things, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

Capped Call Transactions

On February 21, 2024, in connection with the pricing of the offering of Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with Bank of America, N.A., UBS AG, London Branch (UBS Securities LLC as agent for UBS AG, London Branch), The Bank of Nova Scotia, Royal Bank of Canada (by RBC Capital Markets, LLC as its agent), Truist Bank, and Goldman Sachs & Co. LLC (the “Option Counterparties”). In addition, on February 22, 2024, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties.

The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $131.7575, which represents a premium of 75% over the last reported sale price of the Company’s common stock on February 21, 2024. The cost of the Capped Call Transactions was approximately $88.4 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A form of the confirmations for the Capped Call Transactions are filed as exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the confirmations set forth in such exhibits.

Indenture

On February 26, 2024, the Company entered into an indenture (the “Indenture”) governing the terms of the Notes, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 2.625% per year, payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2024. The Notes will mature on March 1, 2029, unless earlier repurchased, redeemed or converted.

The initial conversion rate of the Notes is 10.6256 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $94.11 per share). The conversion rate will be subject to adjustment upon the occurrence of certain events specified in the Indenture but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a Make-Whole Fundamental Change (as defined by the Indenture) or if the Company delivers a notice of redemption prior to the maturity of the Notes, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares described in the Indenture for a holder who elects to convert its Notes in connection with such Make-Whole Fundamental Change or to convert its Notes called for redemption in connection with such notice of redemption, as the case may be.

Prior to the close of business on the business day immediately preceding October 1, 2028, the Notes will be convertible at the option of the holders thereof only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2024 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period in which, for each trading day of that period, the Trading Price (as defined in the Indenture) per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called for redemption; or (4) upon the occurrence of specified corporate events described in the Indenture. On or after October 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders of the Notes may convert all or a portion of their Notes, regardless of the foregoing conditions. Upon conversion, the Notes will be settled in cash, and, if applicable, shares of the Company’s common stock.

The Company may not redeem the Notes prior to March 8, 2027. The Company may redeem for cash all or any portion of the Notes, at the Company’s option, on or after March 8, 2027 and before the 51st scheduled trading day immediately preceding the maturity date if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $75.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant redemption notice date. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change (as defined in the Indenture) prior to the maturity date of the Notes, holders of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness, including borrowings under the Company’s revolving credit facility and delayed draw term loan credit facility, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture contains customary terms and covenants. If an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company (and not involving solely one or more of the Company’s Material Subsidiaries (as defined in the Indenture)), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable immediately. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

•	the Company defaults in any payment of interest on the Notes when due and payable and the default continues for a period of 30 days;

•

the Company defaults in the payment of principal on the Notes when due and payable at the stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three business days;

•

failure by the Company to issue a Fundamental Change Company Notice (as defined in the Indenture) or notice of a specified corporate transaction, in each case, when such notices are due pursuant to the terms of the Indenture and, except for notices in connection with certain distributions, such failure continues for a period of five business days;

•	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

•

failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

•

default by the Company or any Material Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $90,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Material Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case where such default is not cured or waived within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 2.625% Convertible Senior Notes due 2029, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Certain Initial Purchasers under the Purchase Agreement and Counterparties under the confirmations entered into in connection with the Capped Call Transactions, or their affiliates, have engaged in, and may in the future engage in, other commercial dealings with the Company or its affiliates in the ordinary course of business, including in connection with the Credit Agreement. They have received, or may in the future receive, customary fees and commissions for those transactions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

The Company issued and sold the Notes to the Initial Purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Purchase Agreement also contemplated the resale of the Notes to qualified institutional buyers in reliance on Rule 144A under and Section 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Notes and the shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act, or any state securities laws, and the Notes and the shares of common stock issuable upon conversion of the Notes, if any, may not be offered or sold in the United States absent registration or the availability of exemptions from the registration requirements of the Securities Act and applicable state securities laws. The Company does not intend to file a shelf registration statement for the resale of the Notes or the shares of common stock, if any, issuable upon conversion of the Notes. Initially, a maximum of 10,625,520 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 13.2819 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 7.01.	Regulation FD Disclosure.

See Exhibit 99.1 for an illustration of the potential dilutive impact of the Notes, assuming various hypothetical quarterly average market prices of the Company’s common stock at the initial conversion rate.

The information from Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On February 21, 2024, the Company issued a press release announcing the commencement of the offering of the Notes. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 22, 2024, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 23, 2024, the Company issued a press release announcing that the Company’s board of directors approved the Company’s stock repurchase authority to an amount of $100 million and removed the $25 million quarterly cap on such repurchases. A copy of the press release is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 26, 2024, between Parsons Corporation and U.S. Bank Trust Company, National Association.

4.2	Form of 2.625% Convertible Senior Note due 2029 (included in Exhibit 4.1).

10.1	Form of Confirmations of Base and Additional Call Option Transactions, between Parsons Corporation and the Option Counterparties.

99.1	Illustrative Table of Potential Dilutive Impact of Convertible Senior Notes due 2029

99.2	Press Release, dated February 21, 2024

99.3	Press Release, dated February 22, 2024

99.4	Press Release, dated February 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2024

PARSONS CORPORATION

By:	/s/ Matthew M. Ofilos
Matthew M. Ofilos
Chief Financial Officer